UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 5959 Las Colinas Boulevard, Irving, Texas 75039-2298
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments

On November 24, 2020, the Board of Directors of Exxon Mobil Corporation (the “Company”) completed its annual review and approval of the Company’s business and strategic plan. As part of the planning process, the Company assessed its full portfolio to prioritize assets with the highest future value potential within its broad range of available opportunities in order to optimize resources within current levels of debt and operating cash flow, as well as identify potential asset divestment candidates. This effort included a re-assessment of dry gas assets, primarily in North America, which previously had been included in the Company’s future development plans. Under the plan as approved, the Company no longer plans to develop a significant portion of its dry gas portfolio, including a portion of the Company’s resources in the Appalachian, Rocky Mountains, Oklahoma, Texas, Louisiana, and Arkansas regions of the U.S. as well as resources in Western Canada and Argentina. The decision not to develop these assets will result in non-cash, after-tax charges of approximately $17 billion to $20 billion in the Company’s fourth quarter 2020 results. The Company does not expect any material future cash expenditures related to these impairments.

Item 7.01	Regulation FD Disclosure

On November 30, 2020, ExxonMobil issued a press release announcing revised development and capital spending plans and impairment charges that will be reflected in its fourth quarter 2020 results. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

On November 24, 2020, the Compensation Committee of the ExxonMobil Board of Directors elected to suspend the bonus program for 2020 for all eligible employees of the Company. In making this decision, the Committee exercised discretion in light of challenging industry conditions and resulting Company earnings.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: November 30, 2020	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)
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